Exhibit 10.1

INDEMNIFICATION AGREEMENT

dated as of September 14, 2004,

between Cytyc Corporation (the “Company”),

and                       (“Indemnitee”)

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company’s shareholders to attract and retain qualified persons as directors and officers, and that the Company should act to assure such persons that there will be adequate certainty of protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Certificate of Incorporation providing for indemnification of its officers and directors, and the Company wishes to supplement the rights and obligations of the Company and Indemnitee with respect to indemnification; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1.                                       Service by Indemnitee.  Indemnitee will serve and/or continue to serve as a director or officer of the Company so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

2.                                       Indemnification.  The Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).  Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a)                                  to the extent expressly prohibited by Delaware law; or

(b)                                 for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other Company or organization on whose board Indemnitee serves at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; or

(c)                                  in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company.

3.                                       Action or Proceedings Other than an Action by or in the Right of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity); or by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines (including, without limitation, ERISA excise taxes or penalties assessed on a person with respect to any employee benefit plan), liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (defined below) reasonably incurred or suffered by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4.                                       Indemnity in Proceedings by or in the Name of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of the Company, or by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses reasonably incurred or suffered by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

5.                                       Indemnification for Costs, Charges and Expenses of Successful Party.  Notwithstanding the limitations of Sections 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding (including any Proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses reasonably incurred or suffered in connection therewith.

6.                                       Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses reasonably incurred or suffered in connection with any Proceeding (including any Proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses reasonably incurred or suffered to which Indemnitee is entitled.

7.                                       Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director, officer, employee or agent of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

8.                                       Determination of Entitlement to Indemnification.  Upon written request by Indemnitee for indemnification pursuant to Sections 5 or 7, the Company shall pay all Expenses reasonably incurred or suffered by Indemnitee.  Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, or 6, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (unless ordered by a court):  (a) the Board of Directors of the Company by a majority vote of Disinterested Directors  (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Company.  Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee.  Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction.  Such determination of entitlement to indemnification shall be made not later than thirty (30) calendar days after receipt by the Company of a written request for indemnification.  Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, or under any other agreement, any provision of the Company’s Certificate of Incorporation or any policy of directors’ and officers’ liability insurance, shall be borne by the Company.  The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.  If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

9.                                       Presumptions and Effect of Certain Proceedings.  The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification.  Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.  The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself:  (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

10.                                 Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses.  In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not paid pursuant to Section 15, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.  The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification.  If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses reasonably incurred or suffered by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

11.                                 Other Rights to Indemnification.  Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation, By-laws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

12.                                 Expenses to Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any Proceeding in which validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

13.                                 Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity) of the Company and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity).  This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representative, executor, administrator and estate of Indemnitee.

14.                                 Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee.

15.                                 Payment of Expenses.  All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within thirty (30) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time.  Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision) or the Company’s Certificate of Incorporation.  Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, by a court of competent jurisdiction, after all appeals, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.  The Company shall not require Indemnitee to secure Indemnitee’s undertaking to reimburse any such amounts.

16.                                 Separability; Prior Indemnification Agreements.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent.  This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement; provided, however, that the contract rights conferred upon Indemnitee in this Agreement shall be in addition to, and shall not replace or extinguish, the indemnification rights conferred upon Indemnitee in the Company’s Certificate of Incorporation.

17.                                 Headings; References; Pronouns.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

18.                                 Definitions.  For purposes of this Agreement.

(a)                                  “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b)                                 “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(c)                                  “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(d)                                 “Proceeding” includes any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name of the Company or otherwise, against Indemnitee, for which indemnification is not prohibited under Sections 2(a)-(c) above and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

19.                                 Other Provisions.

(a)                                  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.  Except as set forth in Paragraph 10 hereof with respect to Indemnitee’s right to arbitration, to the fullest extent permitted by law the Court of Chancery of the State of Delaware shall have exclusive jurisdiction to hear and determine all actions, suits or proceedings arising out of this Agreement.

(b)                                 This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)                                  This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d)                                 Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of the Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments reasonably required and shall take such other actions as may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights; provided, however, that Indemnitee need not execute any document or instrument or take any other action that may result in any less liability to Indemnitee unless Indemnitee is indemnified with respect thereto.

(e)                                  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

The Company

By

Indemnitee

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I                                                                , agree to reimburse the Company for all expenses paid to me by the Company for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined, by a court of competent jurisdiction, that I am not entitled to be indemnified by the Company for such expenses.

Signature

Typed Name

Office

                          )ss:

Before me                                  , on this day personally appeared                       , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at          , this           day of            , 200    .

Notary Public

My commission expires: